                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                January 24, 2002
                                ----------------
                Date of Report (Date of earliest event reported)


                            PAYLESS SHOESOURCE, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                   1-14770                             43-1813160
                   -------                             ----------
           (Commission File Number)        (IRS Employer Identification No.)



                           3231 Southeast Sixth Avenue
                            Topeka, Kansas 66607-2207
                            -------------------------
               (Address of Principal Executive Office) (Zip Code)


                                 (785) 233-5171
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


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Item 5. Other Events.

         On January 25, 2002, Payless ShoeSource, Inc., a Delaware corporation (the "Company"), announced that it has completed its restructuring study and intends to close an aggregate of 104 Payless ShoeSource and Parade stores and that it amended its senior secured credit facility . A copy of the Company's press release, dated January 25, 2002 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



(c) Exhibits.


         10.1 First Amendment to the Credit and Guaranty Agreement dated as of April 17, 2000 among Payless ShoeSource Finance, Inc., as Borrower, Payless ShoeSource, Inc. and Certain of its Subsidiaries, as Guarantors, various Lenders, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger and Sole Syndication Agent, Bank One, NA, as Administrative Agent, and First Union National Bank, as Documentation Agent dated as of January 24, 2002.

         99.1     Press Release, dated January 25, 2002.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PAYLESS SHOESOURCE, INC.

Date: January 25, 2002              By:     /s/ Steven J. Douglass
                                         -----------------------------
                                             Steven J. Douglass
                                                 Chairman and
                                            Chief Executive Officer


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                                  EXHIBIT INDEX



       EXHIBIT
       NUMBER                           DESCRIPTION
       -------                          -----------
         10.1     First Amendment to the Credit and Guaranty Agreement dated as of April 17, 2000 among Payless ShoeSource Finance, Inc., as
                  Borrower, Payless ShoeSource, Inc. and Certain of its
                  Subsidiaries, as Guarantors, various Lenders, Goldman Sachs
                  Credit Partners L.P., as Sole Lead Arranger and Sole
                  Syndication Agent, Bank One, NA, as Administrative Agent, and
                  First Union National Bank, as Documentation Agent dated as of
                  January 24, 2002.

         99.1     Press Release, dated January 25, 2002.